Exhibit 2.1(f)
                FOURTH AMENDMENT TO SECURITIZATION AGREEMENTS
                 AND ADDITIONAL ORIGINATOR JOINDER AGREEMENT


     THIS FOURTH AMENDMENT TO SECURITIZATION AGREEMENTS AND ADDITIONAL ORIGINATOR JOINDER AGREEMENT (this "Amendment"), made and entered into as of April 24, 2000, by and between CONE RECEIVABLES II LLC, a North Carolina limited liability company ("CRLLC"), CONE MILLS CORPORATION, a North Carolina corporation ("Cone Mills"), CONE FOREIGN TRADING LLC, a North Carolina limited liability company ("CFT"; each of CRLLC, Cone Mills and CFT a "Company" and, collectively, the "Companies"), REDWOOD RECEIVABLES CORPORATION, a Delaware corporation ("Redwood"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GECC"), in its capacities as Operating Agent, Collateral Agent, Letter of Credit Provider and Letter of Credit Agent.

                                  W I T N E S E T H:

     WHEREAS, Cone Mills and CRLLC are parties to a certain Receivables Transfer Agreement, dated as of September 1, 1999 (as amended to the date hereof, the "Transfer Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in Annex X to the Transfer Agreement as amended through this Amendment), whereby Cone Mills has agreed (and each Subsidiary of Cone Mills which thereafter becomes an Originator will agree) to sell, contribute or otherwise transfer to CRLLC, and CRLLC has agreed to purchase or otherwise acquire from such Originators, all of the right, title and interest of such Originators in the Receivables; and

     WHEREAS, CRLLC, as Seller, Redwood, as Purchaser, Cone Mills, as Servicer, and GECC, as Operating Agent and as Collateral Agent, are parties to a certain Receivables Purchasing and Servicing Agreement, dated as of September 1, 1999 (as amended to the date hereof, the "Purchase Agreement"), whereby Purchaser has agreed, among other things, to purchase from CRLLC from time to time the Receivables sold or contributed to CRLLC pursuant to the Transfer Agreement; and

     WHEREAS, Redwood and GECC, as Liquidity Agent and the sole Liquidity Lender, are parties to that certain Liquidity Loan Agreement, dated as of September 1, 1999 (the "Liquidity Loan Agreement"); and

     WHEREAS, Redwood and GECC, as Letter of Credit Provider and Letter of Credit Agent, are parties to that certain Reimbursement Agreement Supplement, dated as of September 1, 1999 (the "RFC Supplement"; the Transfer Agreements, the Liquidity Loan Agreement and the RFC Supplement, collectively, the "Securitization Agreements"); and

     WHEREAS, the Transfer Agreement and the Purchase Agreement were amended pursuant to that certain First Amendment and Waiver to Securitization Agreements, dated as of November 16, 1999, among the parties hereto, that certain Second Amendment to Securitization Agreements, dated as of January 28, 2000, among the parties thereto, and that certain Third Amendment to Securitization Agreements, dated as of March 31, 2000, among the parties thereto; and

     WHEREAS, Cone Mills has requested that CFT, a Subsidiary of Cone Mills, become an Originator under the Transfer Agreement, and the parties are willing to allow CFT to become an Originator subject to the terms and conditions of this Amendment; and

     WHEREAS, Cone Mills has also requested that the Securitization Agreements be further amended in certain respects as set forth in this Amendment, and the parties hereto are willing to agree to such amendments subject to the terms and conditions of this Amendment.

     NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Joinder of CFT as an Additional Originator. Subject to the terms and conditions of this Amendment, including without limitation the fulfillment of the conditions precedent specified in Section 7 below, CFT is hereby made an Originator under the Transfer Agreement with the same force and effect as if CFT were originally named therein as an Originator. CRLLC and the Operating Agent hereby waive the requirement in Section 2.03 of the Transfer Agreement that Cone Mills give CRLLC and the Operating Agent prior written notice of the addition of CFT as an Originator. Subject to the terms and conditions of this Amendment (including without limitation the fulfillment of the conditions precedent specified in Section 7 below), CRLLC and the Operating Agent hereby consent to such addition. From and after the Fourth Amendment Effective Date, any reference to an "Originator" in the Transfer Agreement or any other Related Document shall include CFT in such capacity. CFT hereby agrees to all of the terms and conditions of the Transfer Agreement applicable to it as an Originator and agrees to be bound thereby. CFT hereby represents and warrants that all representations and warranties in the Transfer Agreement applicable to it as an Originator are true and correct on and as of the Fourth Amendment Effective Date and are hereby deemed made on and as of such date (except to the extent that any such representation or warranty expressly referred to a specific prior date). Without limiting the generality of the foregoing, CFT agrees to instruct all existing and future Obligors on its Transferred Receivables to make payments thereof only by wire transfer directly to one of the Lockbox Accounts or by way of a check mailed to one of the Lockboxes. Within 60 days after the Fourth Amendment Effective Date, CFT shall either (i) close any and all lockboxes and lockbox deposit accounts used by CFT for the collection of its Receivables (other than the Lockboxes and the Lockbox Accounts) or (ii) take such actions and execute such documents as the Operating Agent may request to cause such lockboxes and lockbox deposit accounts to be transferred to CRLLC and to become Lockboxes and Lockbox Accounts, respectively.

     2. Amendments of Securitization Agreements. Subject to the terms and conditions of this Amendment, including without limitation the fulfillment of the conditions precedent specified in Section 7 below, the Securitization Agreements shall be amended as follows:

     (A) Annex 1 to the Purchase Agreement shall be deleted in its entirety.

     (B) Annex G to the Purchase  Agreement shall be amended by deleting subpart
(iv) of part (c) thereof and by substituting the following new subpart (iv) in lieu thereof:tituting the following new subpart (iv) in lieu thereof:

            (iv) Receivables Collection Turnover shall be less than 65 days; and

     (C) Annex G to the Purchase Agreement shall be further amended by deleting therefrom the definition of the term "Interest Expense" and by substituting the following new definition of such term in lieu thereof:

     "Interest Expense" shall mean, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined on a consolidated basis in accordance with GAAP for the relevant period ended on such date, including (a) amortization of original issue discount on any Debt and of all fees payable in connection with the incurrence of such Debt (to the extent included in interest expense), (b) the interest component of any Capital Lease Obligation, (c) with respect to Cone Mills and Seller only, Redwood Yield and fees (other than servicing fees), (d) with respect to Cone Mills only, amounts paid or payable by Cone Mills under the Morgan Swap Agreement, and (e) with respect to Cone Mills only, net cash paid with respect to interest, discount, yield, and fees owed by Cone Mills or any of its Subsidiaries under the Existing Receivables Purchase Facility.

     (D) Annex X to the Transfer Agreement and the Purchase Agreement shall be amended by deleting therefrom the definitions of the terms "Concentration Discount Amount", "Defaulted Receivable" "Excluded Obligor", "Foreign Receivable Election Date", "Maximum Purchase Limit", and "Non-Transferred Receivable" and by substituting the following new respective definitions of such terms in lieu thereof:

     "Concentration Discount Amount" means, with respect to any Obligor and its Affiliates and as of any date of determination thereof, the greater of (i) the percentage of the aggregate Outstanding Balance at such time of all Eligible Receivables set forth in the table below based upon the Senior Unsecured Short-Term Debt Rating (or, in the absence of such rating, the equivalent Senior Unsecured Long-Term Debt Rating) assigned to such Obligor at such time by S&P and Moody's (and, if such Obligor is rated by both agencies and has a split rating, the applicable rating will be the lower of the two) and (ii) the Special Limit, if any, applicable to such Obligor:

---------------------------------- ------------------------------- ----------------------
MINIMUM S&P RATING                 MINIMUM MOODY'S RATING          APPLICABLE  PERCENTAGE
---------------------------------- ------------------------------- ----------------------
---------------------------------- ------------------------------- ----------------------
A-1+ or AA-                        P-1 or Aa3                      15.0%
---------------------------------- ------------------------------- ----------------------
---------------------------------- ------------------------------- ----------------------
A-1 or A+                          P-1 or A1                       15.0%
---------------------------------- ------------------------------- ----------------------
---------------------------------- ------------------------------- ----------------------
A-2 or BBB+                        P-2 or Baa1                     10.0%
---------------------------------- ------------------------------- ----------------------
---------------------------------- ------------------------------- ----------------------
A-3 or BBB-                        P-3 or Baa3                     5.0%
---------------------------------- ------------------------------- ----------------------
---------------------------------- ------------------------------- ----------------------
Below A-3 or BBB- or not rated     Below P-3 or Baa3 or not        3.0%
by either S&P or Moody's           rated by either S&P or Moody's
---------------------------------- ------------------------------- ----------------------

     If an Obligor has neither a Senior Unsecured Short-Term Debt Rating or a Senior Unsecured Long-Term Debt Rating by either S&P or Moody's, then such Obligor's Concentration Discount Amount will be 3% of the aggregate Outstanding Balance at such time of all Eligible Receivables. The percentages referenced above may be changed with respect to any or all Obligors at any time at the sole discretion of the Operating Agent and, in the case of an increase only, upon satisfaction of the Rating Agency Condition with respect thereto.

     "Defaulted Receivable" shall mean any Receivable (a) with respect to which any payment, or part thereof, remains unpaid for more than 90 days (or 30 days in the case of any Receivable owed by Levi Strauss or any Affiliate thereof) after its Maturity Date or 180 days (or 90 days in the case of any Receivable owed by Levi Strauss or any Affiliate thereof) from its original invoice date,
(b) with respect to which the Obligor thereunder has taken any action, or suffered any event to occur, of the type described in Sections 9.01(c) or 9.01(d) of the Purchase Agreement or (c) that otherwise is determined to be uncollectible and is written off in accordance with the Credit and Collection Policies.

     "Excluded Obligor" shall mean any Obligor (a that is an Affiliate of any Originator or the Seller, (b) that is a Governmental Authority, (c) with respect to which 50% (or 25% in the case of Levi Strauss, VF Corporation or Springs Industries) or more of the aggregate Outstanding Balance of all Receivables owing by such Obligor and its Affiliates are Defaulted Receivables (but solely for purposes of this definition a Receivable owed by Springs Industries or VF Corporation or any Affiliate of Springs Industries or VF Corporation shall be considered a Defaulted Receivable if such Receivable or any part thereof remains unpaid for more than (i) 60 days after its Maturity Date in the case of Springs Industries or VF Corporation or any Affiliate of Springs Industries or VF Corporation, (ii) 90 days from its original invoice date in the case of Springs Industries or any Affiliate thereof or (iii) 120 days after its original invoice date in the case of VF Corporation or any Affiliate thereof), or (d) listed on Annex 2 to the Purchase Agreement as revised from time to time pursuant to a letter in the form of Exhibit A thereto.

     "Foreign   Receivable  Election  Date"  shall  mean  the  Fourth  Amendment
Effective Date.

     "Maximum Purchase Limit" shall mean $65,000,000, as such amount may be reduced in accordance with Section 2.02(a) of the Purchase Agreement; provided that for purposes of the Purchase Agreement and the other Related Documents, the Maximum Purchase Limit shall be $60,000,000 unless and until it is increased to $65,000,000 pursuant to Section 2.02(c).

     "Non-Transferred Receivable" shall mean either (1) any Receivable on which the Obligor is Prentiss Manufacturing Company LLC or (2) any Receivable which is the liability of an Obligor (i) organized under the laws of any jurisdiction outside of the United States of America or (ii) having its principal place of business outside of the United States of America, except for (x) Levi Strauss Canada (but only if and for so long as Levi Strauss Canada is organized under the laws of a province of Canada other than Quebec and has its principal place of business in a province of Canada other than Quebec) and (y) Levi Strauss Europe (but only if and for so long as Levi Strauss Europe is organized under the laws of Belgium and has its principal place of business in Belgium).

     (E) Annex X to the Transfer Agreement and the Purchase Agreement shall be further amended by adding the following new definitions thereto:

     "Fourth Amendment Effective Date" shall mean April 24, 2000. "Levi Strauss EBITDA" shall mean with respect to Levi Strauss and its Subsidiaries and for any period, on a consolidated basis and in accordance with GAAP, the sum of (without duplication) (a) net income plus (b) income tax expense or benefit plus (c) interest expense plus (d) depreciation expense plus (e) amortization expense plus (f) Levi Strauss Restructuring Charges, plus (g) any other non-cash charges.

     "Levi Strauss Fixed Charge Coverage Ratio" shall mean with respect to Levi Strauss and its Subsidiaries and as of any date of determination thereof, on a consolidated basis and in accordance with GAAP, for the most recent four full fiscal quarters ending prior to such date, the ratio of (a) Levi Strauss EBITDA minus the Capital Expenditures (as defined in Annex G) of Levi Strauss and its Subsidiaries divided by (b) Levi Strauss Fixed Charges; provided that this definition (and the definitions of the defined terms used in this definition) may be changed in a manner which increases the Levi Strauss Fixed Charge Coverage Ratio from time to time by the Operating Agent in its discretion by written notice to the Seller and the Purchaser.

     "Levi Strauss Fixed Charges" shall mean, with respect to Levi Strauss and its Subsidiaries and for any period, on a consolidated basis and in accordance with GAAP, the sum of (a) all interest expense paid or accrued during such period, plus (b) all cash income taxes paid during such period, plus (c) scheduled payments of principal with respect to Debt made during such period, plus (d) cash dividends or other cash distributions on such Person's Stock (common or preferred) made or paid during such period.

     "Levi Strauss Restructuring Charges" shall mean, with respect to Levi Strauss and its Subsidiaries on a consolidated basis and for each period of four consecutive fiscal quarters shown below, the amount set forth below for such period:

Fourth-Quarter Period Ending:                 Levi Strauss Restructuring Charge:
March 31, 2000                                           $720,700,000
June 30, 2000                                            $720,700,000
September 30, 2000                                       $740,400,000
December 31, 2000                                        $497,700,000
March 31, 2001 or thereafter                                  -0-

     "Morgan Swap Agreement" shall mean the ISDA Master Agreement, dated as of July 20, 1998, as supplemented pursuant to that certain letter agreement, dated as of July 20, 1998, both between Cone Mills and Morgan Guaranty Trust Company of New York, as amended, modified, supplemented, restated or replaced from time to time.

     "Special Limit" means collectively for Levi Strauss, Levi Strauss Canada, and Levi Strauss Europe (collectively, the "Levi Strauss Obligors") and as of any date of determination thereof, (i) 15% if the Levi Strauss Fixed Charge Coverage Ratio at such time is greater than 1.75:1.00, (ii) 10% if the Levi Strauss Fixed Charge Coverage Ratio at such time is greater than 1.25:1.00 but less than or equal to 1.75:1.00, or (iii) 5% if the Levi Strauss Fixed Charge Coverage Ratio at such time is less than or equal to 1.25:1.00. Notwithstanding any of the foregoing, (i) if and for so long as more than 50% in aggregate Outstanding Balance at any one time of the aggregate Receivables owed by the Levi Strauss Obligors are greater than 60 days past their respective Maturity Dates or 90 days past their respective original invoice dates, the Special Limit shall not exceed 10%, (ii) the maximum Special Limit for the Levi Strauss Obligors shall not exceed 10% until either (a) the Credit Facility as in effect on the Fourth Amendment Effective Date has been extended for a period of not less than 364 days or for a shorter period acceptable to Purchaser, the Operating Agent and the Collateral Agent or refinanced on terms acceptable to the Purchaser, the Operating Agent, and the Collateral Agent or (b) Cone Mills shall have obtained a legally binding written commitment for such refinancing or extension on terms acceptable to the Purchaser, the Operating Agent, and the Collateral Agent, and in either such case with the Credit Facility Lenders or with another lender or lenders acceptable to the Purchaser, the Operating Agent and the Collateral Agent, and (iii) assuming that the condition specified in clause (ii) above is satisfied, the Special Limit for the Levi Strauss Obligors thereafter shall not exceed 12.5% from and after the 90th day (and 10% from and after the 60th day) prior to the expiration date of the Credit Facility as then in effect unless and until (a) the Credit Facility as then in effect has been extended for a period acceptable to the Purchaser, the Operating Agent and the Collateral Agent or refinanced on terms acceptable to the Purchaser, the Operating Agent and the Collateral Agent or (b) Cone Mills shall have obtained a legally binding written commitment for such refinancing or extension on terms acceptable to the Purchaser, the Operating Agent and the Collateral Agent, and in either such case with the Credit Facility Lenders or with another lender or lenders acceptable to the Purchaser, the Operating Agent and the Collateral Agent. The Special Limit may be changed at any time at the sole discretion of the Operating Agent and, in the case of an increase only, upon satisfaction of the Rating Agency Condition with respect thereto.

     (F) Annex 5.02(a) to the Purchase Agreement shall be amended by deleting the reference to "each fiscal quarter" which appears in the second line of paragraph (c) of such annex and by substituting in lieu thereof a reference to "each of the first three (3) fiscal quarters of each fiscal year."

     (G) Annex 5.02(a) to the Purchase Agreement shall be further amended by adding thereto the following new paragraphs (k) and (l):

         (k) Annual Audited Levi Strauss Financials. As soon as available,and in any event within 100 days after the end of each fiscal year, a copy of the audited consolidated financial statements for such year for Levi Strauss and its Subsidiaries, certified in each case by nationally recognized independent public accountants, with such financial statements being prepared in accordance with GAAP applied consistently throughout the period involved (except as approved by such accountants and disclosed therein).

     (l) Quarterly Unaudited Levi Strauss Financials. As soon as available, and in any event within 50 days after the end of each of the first three (3) fiscal quarters of each fiscal year, financial information regarding Levi Strauss and its Subsidiaries, consisting of consolidated (i) unaudited balance sheets as of the close of such fiscal year and the related statements of income and cash flows for that portion of the fiscal year ending as of the close of such fiscal quarter and (ii) unaudited statements of income and cash flows for such fiscal quarter, setting forth in comparative form the figures for the corresponding period in the prior year, all prepared in accordance with GAAP.

     (H) Schedules 4.01(b) and 4.01(t) to the Transfer Agreement shall be deleted in their entireties and the revised Schedules 4.01(b) and 4.01(t) attached to this Amendment shall be substituted in lieu thereof, respectively.

     (I) The RFC Supplement shall be amended by deleting the reference to "5.0%" which appears in part (x)(a) of Annex 1 thereto and by substituting a reference to "12.5%" in lieu thereof.

     (J) The RFC Supplement shall be further amended by deleting the references to "12.5%" which appear in part (x)(b)(ii) and part (y) of Annex 1 thereto and by substituting references to "20.0%" in lieu thereof.

     (K) The Liquidity Loan Agreement shall be amended by adding the following proviso to the parenthetical clause which follows the words "Defaulted Receivable" in clause (b)(ii) of the definition of the term "CRLLC Collateral Base" in Section 1.01 of the Liquidity Loan Agreement:

     ; provided, however,that for purposes of this definition only, a Receivable owed by Levi Strauss or any Affiliate thereof shall not be considered a Defaulted Receivable under part (a) of the definition of such term in Annex X to the Purchase Agreement unless such Receivable or any part thereof remains unpaid for more than 90 days after its Maturity Date or 180 days from its original invoice date

     (L) The Liquidity Loan Agreement shall be further amended by adding the following new definition to Section 1.01 thereof:

     "Liquidity Transfer Date" means the date on which any of the events set forth in Section 9.01 or Section 9.02 of the Purchase Agreement shall have occurred.

     (M) The Liquidity Loan Agreement shall be further amended by adding the following new Section 2.05 thereto:

SECTION 2.05  Liquidity Transfer.

     (a) On or after any Liquidity Transfer Date, if the Company ( or the Operating Agent on its behalf) so elects, by notice to the Liquidity Agent, the Collateral Agent and each of the Liquidity Lenders (the date of the receipt by the Liquidity Agent of any such notice being the "Transfer Date", provided that if such date is not a Business Day the Transfer Date shall be the Business Day immediately following such date), the Company does hereby transfer and assign, effective as of the Transfer Date, all of its interests in the Transferred Receivables and the Company Collateral at such time (including the Company's interests  in  the  Purchase  Agreement  and  the  other  Related  Documents  in accordance with Section 14.02 of the Purchase Agreement) to the Liquidity Lenders; provided however, that no such assignment shall take place pursuant to this Section 2.05(a) at any time when any of the events set forth in Sections 7.01(h), 7.01(i) or 7.01(k) shall have occurred. Each Liquidity Lender hereby agrees, unconditionally and irrevocably and under all circumstances, without setoff, counterclaim or defense of any kind, to pay on such Transfer Date to the Company in immediately available funds to an account designated by the Company an amount (up to the unused amount of such Liquidity Lender's Percentage of the Liquidity Commitment on the Transfer Date) equal to such Liquidity Lender's Percentage of an amount (such amount being such Liquidity Lender's "Transfer Price") equal to (A) on each Transfer Date on or after the Facility Termination Date, the positive difference (if any) of (i) the Allocated CP Face Amount as of the Transfer Date minus (ii) the aggregate amount, if any, applied or to be applied on the Transfer Date from amounts transferred on that day from the Collection Account to the Collateral Account, in accordance with Section 6.05 of the Purchase Agreement to the Commercial Paper Account in accordance with
Section 6.02(i) of the Collateral Agent Agreement minus (iii) without duplication of amounts specified in clause (ii) above, CRLLC LOC Draws
Outstanding plus (iv) Outstanding Liquidity Loans minus (v) CRLLC Liquidity Deposits plus (vi) CRLLC LOC Deposits, or (B) on each Transfer Date before a Facility Termination Date, the positive difference (if any) of (i) the Allocated CP Face Amount as of the Transfer Date minus (ii) the aggregate amount, if any, applied or to be applied on the Transfer Date from amounts transferred on that day from the Collection Account in accordance with Section 6.03 of the Purchase Agreement, to the Commercial Paper Account in accordance with Section 6.02(i) of the Collateral Agent Agreement minus (iii) without duplication of amounts specified in clause (ii) above, CRLLC LOC Draws Outstanding plus (iv) Outstanding Liquidity Loans minus (v) CRLLC Liquidity Deposits plus (vi) CRLLC LOC Deposits. Upon payment of the Transfer Price, each Liquidity Lender shall acquire an interest in the Transferred Receivables and the Company Collateral (including the Company's interests in the Purchase Agreement and other Related Documents pursuant to Section 14.02 of the Purchase Agreement) equal to its Percentage thereof. Upon any transfer as contemplated hereunder, the Company shall cease to make any additional purchases under the Purchase Agreement.

     (b) Upon request by the Company (or the Operating Agent on its behalf) given upon or after any transfer described in Section 2.05(a), the Liquidity Lenders shall, at their own expense, promptly execute and deliver such instruments of transfer and other documents and take such other actions as may be necessary to effect a transfer by the Company to, and acceptance and assumption by, the Liquidity Lenders, ratably in accordance with their respective Percentages, of all of the Company's rights, titles, interests and obligations under the Purchase Agreement and the other Program Documents, so that the Company shall no longer be a party to the Purchase Agreement and the other Program Documents. Any such transfer shall be without representation, warranty or recourse to the Company, except that the Company shall represent and warrant to the Liquidity Lenders that the Company has not created any Liens on the transferred interests other than as described in Section 8.03 of the Purchase Agreement, which the Collateral Agent hereby releases upon such transfer. Upon the request of the Liquidity Agent, the Collateral Agent shall deliver all instruments and documents and take such other actions as may be necessary to evidence the release of its security interest in accordance with the preceding sentence. The Liquidity Commitment shall be terminated immediately after giving effect to the transfer pursuant to Section 2.05(a).

     (c) Notwithstanding any other provision herein or in any Program Document to the contrary, immediately upon given effect to any transfer pursuant to
Section 2.05(a), each Liquidity Lender and the Liquidity Agent hereby expressly waives, releases and relinquishes (i) any and all rights and benefits it may have pursuant to the Collateral Agent Agreement, whether in respect of the Seller Collateral provided thereunder or otherwise and (ii) any and all rights it may have pursuant to the Collateral Agent Agreement or any other Program Document with respect to the proceeds of any Letter of Credit and pursuant to the Collateral Agent Agreement or any other Program Document, such Liquidity Lender shall immediately return such proceeds to the Collateral Agent for application to the Seller Secured Obligations.

     (N) The first sentence of each of Sections 2.02(a), 2.02(b) and 2.02(c) of the Liquidity Loan Agreement shall be amended to begin with the following language: "So long as no notice has been given pursuant to Section 2.05,".

     (O) The following subsection (c) shall be added at the end of Section 4.03 of the Liquidity Loan Agreement:

     (c) Notwithstanding the provisions of clauses (a) or (b) above and to the extent that the Company has available funds, (A) on each Transfer Date on or after on the Facility Termination Date, the Company shall repay in full any Outstanding Liquidity Loans and such repayment shall be applied in accordance with Section 6.05 of the Purchase Agreement and (B) on each Transfer Date before a Facility Termination Date, the Company shall repay in full any Outstanding Liquidity Loans and such repayment shall be applied in accordance with Section
6.02 of the Collateral Agent Agreement.

     3. No Other Amendments. Except for the addition of CFT as an Originator pursuant to Section 1 above and the amendments of the Securitization Agreements expressly set forth and referred to in Section 2 above, the Securitization Agreements shall remain unchanged and in full force and effect.

     4. Representations and Warranties. Each Company hereby represents and warrants to Redwood, the Operating Agent and the Collateral Agent that (i) this Amendment has been duly authorized, executed and delivered by each Company, (ii) after giving effect to this Amendment, no Termination Event, Incipient Termination Event, Event of Servicer Termination or Incipient Servicer
Termination Event has occurred and is continuing as of the Fourth Amendment Effective Date, and (iii) all of the representations and warranties made by each Company in the Securitization Agreements are true and correct in all material respects on and as of the Fourth Amendment Effective Date (except to the extent that any such representation or warranty expressly referred to a specific prior date). Any breach in any material respect by any Company of any of its representations and warranties contained in Section 1 above or in this Section 4 shall be a Termination Event and an Event of Servicer Termination for all purposes of the Securitization Agreements.

     5. Ratification. Each Company hereby ratifies and reaffirms each and every term, covenant and condition set forth in the Securitization Agreements and all other documents delivered by such Company in connection therewith (including without limitation the other Related Documents to which each Company is a party), effective as of the Fourth Amendment Effective Date hereof.

     6. Waiver by the Companies. Each of the Companies hereby waives any claim, defense, demand, action or suit of any kind or nature whatsoever against the Purchaser, the Operating Agent or the Collateral Agent arising on or prior to the Fourth Amendment Effective Date in connection with any of the Securitization Agreements or the transactions contemplated thereunder.

     7. Conditions Precedent to Effectiveness. This Amendment shall become effective, upon the Fourth Amendment Effective Date, subject to the satisfaction of the following conditions on or prior to such date:

(A) the receipt by the Operating Agent of this Amendment, duly executed, completed and delivered by each of the Companies, Redwood, the Collateral Agent and the Operating Agent;

(B) the receipt by the Operating Agent of the other documents, instruments, agreements, certificates, financing statements, and legal opinions listed on Annex Y attached to this Amendment, each in form and substance satisfactory to the Operating Agent and Redwood; and

(C) the receipt by the Operating Agent of all fees and expenses payable to Redwood, the Collateral Agent or the Operating Agent, respectively, in connection with this Amendment including without limitation the reasonable legal fees and other reasonable out of pocket expenses of Redwood, the Collateral Agent or the Operating Agent incurred in connection with this Amendment.

     8. Reimbursement of Expenses. Each Company hereby agrees that it shall reimburse Redwood, the Collateral Agent and the Operating Agent on demand for all reasonable costs and expenses (including without limitation reasonable attorney's fees) incurred by such parties in connection with the negotiation, documentation and consummation of this Amendment and the other documents executed in connection herewith and therewith and the transactions contemplated hereby and thereby.

     9. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK FOR CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SAID STATE.

     10. Severability of Provisions. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by Applicable Law, each Company hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

     11. Counterparts. This Amendment may be executed in any number of several counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns.

     12. Entire Agreement. The Securitization Agreements as amended and supplemented by this Amendment embody the entire agreement between the parties hereto relating to the subject matter hereof and supersede all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

     13. Cone Mills' and GECC's Capacities. Cone Mills is executing and delivering this Amendment both in its capacity as an Originator under the Transfer Agreement and as the Servicer under the Purchase Agreement and all references herein to "Cone Mills" shall be deemed to include it in both such capacities unless otherwise expressly indicated. GECC is executing and delivering this Amendment both in its capacity as the Operating Agent for Redwood and as the Collateral Agent for Redwood and the Purchaser Secured Parties, and all references herein to "GECC" shall be deemed to include it in both such capacities unless otherwise expressly indicated.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          CONE RECEIVABLES II LLC

                                          By       /s/ Samir M. Gabriel
                                          Name:    Samir M. Gabriel
                                          Title:   President


                                          REDWOOD RECEIVABLES CORPORATION

                                          By       /s/ Joe Wiles
                                          Name:    Joe Wiles
                                          Title:   Assistant Secretary


                                          CONE MILLS CORPORATION, as an
                                             Originator and as Servicer

                                          By:      /s/ David E. Bray
                                          Name:    David E. Bray
                                          Title:   Treasurer


                                           CONE FOREIGN TRADING LLC

                                           By:   /s/ David E. Bray
                                           Name:    David E. Bray
                                           Title:   Treasurer


                                           GENERAL ELECTRIC CAPITAL CORPORATION,
                                              as Operating Agent and as
                                              Collateral Agent

                                           By:   /s/ Craig Winslow
                                           Name:   Craig Winslow
                                           Duly Authorized Signatory

                  FOURTH AMENDMENT TO SECURITIZATION AGREEMENTS AND
                       ADDITIONAL ORIGINATOR JOINDER AGREEMENT

                                    dated as of

                                   April 24, 2000

                                Schedule of Documents

     In addition  to, and not in  limitation  of, the  conditions  specified  in
Section 7 of the Amendment described below, the following documents must be received by the Operating Agent in form and substance satisfactory to the Purchaser and the Operating Agent on or prior to the Fourth Amendment Effective
Date:

A.        Receivables Purchase and Transfer Documents

     1. Fourth Amendment to Securitization Agreements and Additional Originator Joinder Agreement, dated as of April 24, 2000 (the "Amendment"), among Cone Mills Corporation, a North Carolina corporation ("Cone Mills"), as an originator and servicer (the "Servicer"), Cone Foreign Trading LLC, a North Carolina limited liability company ("CFT"), as additional originator (the "Additional Originator"), Cone Receivables II LLC, a North Carolina limited liability company ("CRLLC"), as seller (the "Seller"), Redwood Receivables Corporation ("Redwood"), as purchaser (the "Purchaser"), and General Electric Capital Corporation ("GE Capital"), as operating agent (the "Operating Agent") and as collateral agent (the "Collateral Agent").

     2. Receivable Assignment, dated as of April 24, 2000 (the "Additional Originator Assignment"), executed by the Additional Originator.

     3. Consent to Appointment of Sub-Servicer of CFT Receivables, dated as of April 24, 2000, from the Purchaser, the Operating Agent and the Collateral Agent.

     4. Sub-Servicing Agreement, dated as of April 24, 2000 (the "Sub-Servicing Agreement"), between the Servicer and CFT as Sub-Servicer (the "Sub-Servicer").

     5. Power of Attorney executed by the Additional Originator to GE Capital in its capacity as Collateral Agent.

     6. Bringdown Certificate, dated as of April 24, 2000, executed by an authorized officer of the Seller.

     7. Bringdown Certificate, dated as of April 24, 2000, executed by an authorized officer of the Servicer.

     8. Bringdown Certificate, dated as of April 24, 2000, executed by an authorized officer of the Sub-Servicer.

     9. Officer's Certificate as to Solvency, dated as of April 24, 2000, executed by an authorized officer of the Additional Originator.

     10. Additional Originator Acknowledgment, Consent and Agreement dated as of April 24, 2000 (the "Intercreditor Agreement Supplement"), executed by the Additional Originator and consented to by Cone Mills, the Seller, the Purchaser, the Operating Agent, the Collateral Agent and the Credit Facility Agents.

     11. Parent Agreement, dated as of April 24, 2000, executed by an authorized officer of Cone Mills (the "Parent Agreement").

     12. Notice of Transfer, dated as of April 24, 2000, from the Additional Originator to Levi Strauss Europe.

B.        Legal Opinions

     13. Opinion of Schell, Bray, Aycock, Abel & Livingston, P.L.L.C., counsel for Cone Mills, the Additional Originator, the Servicer and the Seller, regarding, among other things, enforceability and perfection of security interests in respect of the Amendment and the transactions contemplated thereby.

     14. Opinion of Schell, Bray, Aycock, Abel & Livingston, P.L.L.C., counsel for Cone Mills, the Additional Originator, the Servicer, and the Seller, regarding true sale.

     15. Opinion of Schell, Bray, Aycock, Abel & Livingston, P.L.L.C., counsel for Cone Mills, the Additional Originator, the Servicer and the Seller, regarding substantive consolidation.

     16. Opinion of Kilpatrick Stockton, LLP, special counsel to the Purchaser and the Operating Agent, regarding creation of security interests.

     17. Opinion of Ashurst, Morris, Crisp, special counsel to the Purchaser and the Operating Agent, regarding certain Belgian law matters.

C.        Corporate Documents

         Cone Mills

     18. Articles of Incorporation for Cone Mills, certified by the Secretary of State of North Carolina.

     19. Good standing certificate for Cone Mills issued by the Secretary of State of North Carolina.

     20. A certificate of the Secretary of Cone Mills certifying copies of (a) the articles of incorporation of Cone Mills; (b) the by-laws of Cone Mills; (c) the resolutions of Cone Mills's Board of Directors approving the Amendment, the Sub-Servicing Agreement, the Intercreditor Agreement Supplement, the Parent Agreement, and the other instruments, documents and agreements to be executed and/or delivered by it in connection therewith and the transactions contemplated thereby; and (d) the names and true signatures of the incumbent officers of Cone Mills authorized to sign such documents; and certifying such other matters as may be requested by the Purchaser or the Operating Agent.

         CRLLC

     21. Articles of Organization for CRLLC certified by the Secretary of State of North Carolina.

     22. Good standing certificate for CRLLC issued by the Secretary of State of North Carolina.

     23. A certificate of the Secretary of CRLLC, certifying copies of (a) the articles of organization of CRLLC; (b) the operating agreement of CRLLC; (c) the resolutions of CRLLC's managers approving the Amendment, the Intercreditor Agreement Supplement and the other instruments, documents and agreements to be executed and/or delivered by it in connection therewith and the transactions contemplated thereby; and (d) the names and true signatures of the incumbent officers of CRLLC authorized to sign the transaction documents; and certifying such other matters as may be requested by the Purchaser or the Operating Agent.

         CFT

     24. Articles of Origination for CFT, certified by the Secretary of State of North Carolina.

     25. Good standing certificate for CFT issued by the Secretary of State of North Carolina.

     26. A certificate of the Secretary of CFT, certifying copies of (a) the articles of organization of CFT; (b) the operating agreement of CFT; (c) the resolutions of CFT's sole member approving the Amendment, the Sub-Servicing Agreement, the Additional Originator Assignment, the Intercreditor Agreement Supplement and the other instruments, documents and agreements to be executed and/or delivered by it in connection therewith and the transactions contemplated thereby; and (d) the names and true signatures of the incumbent officers of CFT authorized to sign such documents; and certifying such other matters as may be requested by the Purchaser or the Operating Agent.

D.       Lien Searches and Filings

         Pre-Closing Searches

     27. Pre-Closing UCC Lien Search Reports under the Additional Originator's corporate and trade names listed on Annex I attached hereto in each of the offices of the Secretary of State of North Carolina and the Register of Deeds of Guilford County, North Carolina.

     28. Pre-Closing Tax Lien, Pending Suit and Judgment Searches under the Additional Originator's corporate and trade names listed on Annex II attached hereto in each of the offices of the Secretary of State of North Carolina and the Register of Deeds of Guilford County, North Carolina.

         CFT

     29. Copies of UCC-1 Financing Statements in respect of the Transferred Receivables naming CFT as debtor/seller and the Seller as secured party/purchaser and the Collateral Agent as assignee as filed with the Secretary of State of North Carolina and the Register of Deeds of Guilford County, North Carolina.

     30. Post-Filing UCC Lien Search Reports against Cone Mills confirming that each of the UCC-1 Financing Statements described in the preceding item has been filed and is of record in the jurisdiction in which it was filed.

E.       Rating Confirmation

     31. Confirmation that the Rating Agency Condition will be satisfied after giving effect to the execution, delivery and consummation of the Amendment by Redwood.

F.       Other Documents

     32. Such other consents, opinions, documents or instruments as the Purchaser or the Operating Agent may request.